                                            EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255849 on Form S-4 and Registration Statement Nos. 333-138095, 333-153360, 333-169693, No. 333-218435, and Post-Effective Amendment No. 1 to Registration Statement No. 333-138095 on Forms S-8 of our reports dated February 15, 2022, relating to the financial statements of Leidos Holdings, Inc. (“the Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

/s/ Deloitte & Touche LLP

McLean, Virginia
February 15, 2022